Exhibit 99.1

PINNACLE ENTERTAINMENT TO TRANSFER TO THE NASDAQ STOCK MARKET

LAS VEGAS, November 4, 2015 — Pinnacle Entertainment, Inc. (NYSE: PNK) today announced it will voluntarily transfer the listing of its common stock, along with the preferred share purchase rights, from the New York Stock Exchange (“NYSE”) to the Nasdaq Global Select Market (“Nasdaq”). Trading of Pinnacle’s common stock on Nasdaq, along with the preferred share purchase rights, is expected to commence on November 17, 2015 under its current ticker symbol “PNK.” Pinnacle will continue to trade on the NYSE until that time.

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Forward Looking Statements

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from actual those reflected in such statements. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on the potential factors, please review the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment properties, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada and Ohio. Pinnacle holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

Contact:

Vincent J. Zahn, CFA

Vice President, Finance, Investor Relations and Treasury

702-541-7777/investors@pnkmail.com